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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
GARDENBURGER, INC.
(Exact Name of Registrant as Specified In Its Charter)

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GARDENBURGER, INC.
1411 SW Morrison Street, Suite 400
Portland, Oregon 97205

January 29, 2003

Dear Shareholders:

        Our Annual Meeting of Shareholders will be held on Wednesday, March 5, 2003, at 10:00 a.m. Mountain Standard Time, at the Davis Applied Technology Center, Freeport Center, Building A15 North, Clearfield, Utah 84016. You are invited to attend to give us an opportunity to meet you personally, to allow us to introduce to you the key management of Gardenburger and our Directors, and to answer questions you may have.

        The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report to Shareholders describing our operations for the fiscal year ended September 30, 2002 are enclosed.

        I hope that you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

        If you have shares in more than one name, or if your stock is registered in more than one way, you may receive multiple copies of the proxy materials. If so, please sign and return each proxy card you receive so that all of your shares may be voted. I look forward to seeing you at the Annual Meeting.

Yours for Better Health,
GARDENBURGER, INC.

Scott C. Wallace Chairman, President and Chief Executive Officer

GARDENBURGER, INC.
1411 SW Morrison Street, Suite 400
Portland, Oregon 97205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 5, 2003

To the Shareholders of Gardenburger, Inc.:

        The Annual Meeting of Shareholders of GARDENBURGER, INC., an Oregon corporation, will be held on Wednesday, March 5, 2003, at 10:00 a.m. Mountain Standard Time, at the Davis Applied Technology Center, Freeport Center, Building A15 North, Clearfield, Utah 84016. The purposes of the Annual Meeting will be:

    1.
    To elect seven directors to serve until the next Annual Meeting of Shareholders (holders of the Series C Convertible Preferred Stock, voting as a separate group, are entitled to elect two of the seven directors); and

    2.
    To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on January 17, 2003, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only holders of record of our common stock or preferred stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

        All shareholders are cordially invited to attend the Annual Meeting. A review of our operations for the fiscal year ended September 30, 2002 will be presented. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the meeting in accordance with your proxy. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors:

SCOTT C. WALLACE Chairman, President and Chief Executive Officer

Portland, Oregon
January 29, 2003

GARDENBURGER, INC.
1411 SW Morrison Street, Suite 400
Portland, Oregon 97205

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 5, 2003

Solicitation and Revocation of Proxies

        This Proxy Statement and the accompanying Annual Report to Shareholders, the Notice of Annual Meeting and proxy card are being furnished to the shareholders of Gardenburger, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2003 Annual Meeting of Shareholders (the "Annual Meeting") to be held Wednesday, March 5, 2003, at 10:00 a.m. Mountain Standard Time, at the Davis Applied Technology Center, Freeport Center, Building A15 North, Clearfield, Utah 84016, and any adjournment thereof. The solicitation of proxies by mail may be followed by personal solicitation of certain shareholders by our officers or regular employees without additional compensation for such services. All expenses associated with this solicitation will be borne by Gardenburger. In addition, we may choose to use the services of an independent proxy solicitation firm to assist with the solicitation of proxies at an estimated cost of $6,000.

        The two persons named as proxies on the enclosed proxy card, Scott C. Wallace and Ronald C. Kesselman, were designated by the Board of Directors. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and, where a choice has been specified by the shareholder as provided in the proxy card, each proxy will be voted in accordance with the specification so made. Proxies submitted without specification will be voted, in accordance with the recommendation of the Board of Directors, FOR the election of all of the nominees for Directors proposed by the Board of Directors for which the holders are entitled to vote.

        A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Gardenburger, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Secretary.

        These proxy materials and our 2002 Annual Report to Shareholders are first being mailed on or about January 29, 2003 to shareholders of record of our common stock and preferred stock on January 17, 2003. The address of our principal executive office, as well as our mailing address, is 1411 SW Morrison Street, Suite 400, Portland, Oregon 97205.

Voting at the Meeting

        In accordance with our bylaws, the stock transfer records were compiled on January 17, 2003, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there were 9,002,101 shares of common stock, 552,500 shares of Series C convertible preferred stock (the "Series C Shares") and 97,500 shares of Series D convertible preferred stock (the "Series D Shares") outstanding and entitled to vote.

        Holders of common stock outstanding on the record date are entitled to one vote per share on all matters presented for consideration by shareholders at the Annual Meeting, except that the Series C Shares are entitled to elect two additional Directors voting as a separate voting group. Holders of preferred stock outstanding on the record date are entitled to five votes per share on all matters, except that only holders of Series C Shares may vote on the election of the two additional Directors. Thus, holders of Series C Shares may cast a total of 2,762,500 votes and holders of Series D Shares may cast a total of 487,500 votes.

        If a quorum is present at the Annual Meeting, the persons nominated for election as Directors who receive the greatest number of votes cast in person or by proxy for the election of Directors by the shares entitled to vote thereon will be elected Directors.

        Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Abstention from voting or nonvoting by brokers will have no effect on the election. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to the matter being considered and has not received instructions from the beneficial owner.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        At the Annual Meeting, holders of shares of common stock, Series C Shares and Series D Shares, voting together, will vote to elect five Directors to our Board of Directors, and the holders of the Series C Shares will vote separately to elect two additional Directors.

        Directors are elected on an annual basis. Each elected Director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Nominees for Director to be Elected by Holders of Common Stock and Preferred Stock

        The names and certain information concerning the persons to be nominated by the Board of Directors for election at the Annual Meeting are set forth below. The Board of Directors recommends voting FOR the election of each of the nominees named below. Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular Director or Directors has been withheld in the proxy. All nominees have consented to serve as Directors for the ensuing year.

        We have no reason to believe that any of the nominees will be unable to serve as a Director. In the event of the death or unavailability of any nominee or nominees, proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend. Proxies may not be voted for more than five nominees, except that proxies representing Series C Shares may be voted for a maximum of seven nominees.

        The Board of Directors has nominated the persons named in the following table for election as Directors:

Name	Position	Age	Director Since
Alexander P. Coleman	Director	35	1998
Ronald C. Kesselman	Director	59	1998
Richard L. Mazer	Director	57	1998
Scott C. Wallace	President, Chief Executive Officer and Chairman of the Board	47	2001
Paul F. Wenner	Founder and Director	55	1985

        Alexander P. Coleman has been Managing Investment Partner for Dresdner Kleinwort Capital LLC, a global financial investment firm and an affiliate of Dresdner Bank AG, since January 1996. Mr. Coleman has been designated as a nominee for election as a Director pursuant to the agreement between Gardenburger and Dresdner Kleinwort Benson Private Equity Partners LP ("Dresdner") under which Dresdner acquired $15,000,000 principal amount of a Convertible Senior Subordinated Note issued by Gardenburger in March 1998. Mr. Coleman received an M.B.A. from the University of Cambridge and a B.A. in Economics from the University of Vermont. Mr. Coleman is a member of the Board of Directors of KMC Telecom, Inc.

        Ronald C. Kesselman has been Chairman and Chief Executive Officer of Elmer's Products, Inc., a wholly owned investment of Kohlberg Kravis Roberts & Company ("KKR"), since 1996. Elmer's Products, Inc. is a producer of consumer glues and other adhesives. He was also Chairman and Chief Executive Officer of Wise Foods, a producer of snack foods, from 1996 until May 1998 and was Group Vice President of Borden, Inc., a producer of foods, non-food consumer products, packaging and industrial products, from 1992 to 1996. Mr. Kesselman received an M.B.A. in Marketing from the Kellogg Graduate School of Management at Northwestern University and a B.A. in Economics from the University of Wisconsin.

        Richard L. Mazer has been Executive Vice President and Chief Operating Officer of Ventura Foods, LLC, a food processor, since December 1997. Mr. Mazer has been involved in the food industry for the past 15 years, including through his strategic and financial consulting company, The Mazer Group, from 1992 to 1997. Mr. Mazer is on the Board of Trustees of Food for All (formerly Food Industry Crusade Against Hunger), a charitable organization. Mr. Mazer received B.S. degrees in Economics and Management from Massachusetts Institute of Technology.

        Scott C. Wallace joined Gardenburger as President and Chief Executive Officer on January 15, 2001. Mr. Wallace also became Chairman of the Board in May 2002. Prior to joining Gardenburger, Mr. Wallace served in various positions at Mauna Loa Macadamia Nut Corporation ("Mauna Loa") since 1994, including President and Chief Executive Officer beginning in 1999, President and Chief Operating Officer from 1998 to 1999, and as President—North America Division prior to that. Before accepting a position at Mauna Loa, Mr. Wallace held a management position at E.J. Brach Corporation, a candy producer, for six years, and sales positions at Eastman Kodak Company, a manufacturer of camera equipment, and Procter and Gamble, a consumer products company. Mr. Wallace received a B.S. in Economics from San Francisco State University.

        Paul F. Wenner, presently our Chief Creative Director, founded Gardenburger in 1985 as a sole proprietorship and acted as its Vice President from the date of its incorporation until December 1989, when he became President, Chief Executive Officer and Chairman of the Board. As Chief Creative Director, Mr. Wenner provides advice regarding new product development and assistance with marketing efforts. Mr. Wenner relinquished his duties as President in 1994 and as Chairman of the Board in 1995. From 1980 through 1984, he owned and operated the Garden House Restaurant and Gourmet Cooking School, where he developed the Gardenburger® veggie patty. The school was affiliated with Mt. Hood Community College's evening educational curriculum. Mr. Wenner received two Associate of Arts degrees from Mt. Hood Community College.

Nominees for Director to be Elected by Holders of Series C Shares

        In accordance with the terms of the Series C Shares, the Board of Directors has nominated the persons named in the following table for election as Directors to be voted on by the holders of Series C Shares voting as a separate voting group:

Name	Position	Age	Director Since
Kyle A. Anderson	Director	46	1999
Timothy P. Burke	Director	33	2002

        Kyle A. Anderson is a founding member of Rosewood Capital Associates, L.L.C., the general partner of Rosewood Capital III, L.P., a private equity investment fund focused on growth companies in the consumer and business services sectors and the owner of approximately 30.8% of the Series C and Series D Shares. Prior to joining Rosewood Capital Associates in 1988, Mr. Anderson was a Vice President in the mergers and acquisitions department at First Boston Corporation, an investment banking firm, for seven years. Mr. Anderson earned a B.A. from Princeton University and an M.B.A. from Columbia University. Mr. Anderson serves on the Board of Directors of Rubio's Restaurants, Inc.

        Timothy P. Burke was appointed as a Director on January 14, 2002. Mr. Burke has been a Principal at Rosewood Capital Associates, L.L.C. since 1998 where he focuses on origination of the firm's new business opportunities. From 1992 to 1996, he worked as an Equity Research Associate at Fidelity Investments, a financial management firm, where he led the firm's public investments in the footwear sector. Mr. Burke earned an M.B.A. from Stanford University's Graduate School of Business and a B.A. with distinction from Harvard University.

Meetings and Committees of the Board of Directors

        The Board of Directors held four meetings and took action pursuant to nine unanimous written consents during the fiscal year ended September 30, 2002. The Board of Directors has four standing committees: a Finance and Audit Committee, an Executive Personnel and Compensation Committee, a Stock Based Awards Committee and a Nominating and Governance Committee. No Director attended fewer than 75 percent of the total of the Board meetings and the meetings held by all committees of the Board on which he served during the fiscal year ended September 30, 2002.

        Finance and Audit Committee The Finance and Audit Committee (the "Audit Committee") is composed of Mr. Mazer (Committee Chair), Mr. Coleman and Mr. Kesselman, all of whom are outside Directors. The Audit Committee reviews our financial and operational activities and seeks to ensure that such activities are performed in accordance with all internal and external auditing and accounting requirements. It also evaluates our relationship with our outside auditors and major financing initiatives proposed by management. The Audit Committee held four meetings in the fiscal year ended September 30, 2002.

        Executive Personnel and Compensation Committee The Executive Personnel and Compensation Committee (the "Compensation Committee") is composed of Mr. Coleman (Committee Chair), Mr. Anderson, Mr. Kesselman and Mr. Mazer, each an outside Director. The Compensation Committee is responsible for designing and administering our executive and all other employee compensation plans, providing oversight of other compensation matters, establishing officer salaries and bonuses, monitoring the performance and outside activities of officers, and overseeing succession planning. The Compensation Committee held one meeting in the fiscal year ended September 30, 2002.

        Stock Based Awards Committee The Stock Based Awards Committee is composed of Mr. Kesselman and Mr. Mazer, both outside Directors of the Company. The Stock Based Awards Committee is responsible for determining stock based awards under our stock based compensation plans. The Stock Based Awards Committee held four meetings in the fiscal year ended September 30, 2002.

        Nominating and Governance Committee The Nominating and Governance Committee (the "Nominating Committee") is composed of Mr. Burke (Committee Chair), Mr. Wallace and Mr. Wenner. The Nominating Committee is responsible for performing the Board's annual self evaluation, monitoring director performance, locating potential candidates to fill Board vacancies, and selecting the nominees to stand for election to the Board of Directors at each annual meeting of shareholders. The Nominating Committee does not consider nominees recommended by shareholders. The Nominating Committee did not hold any meetings in the fiscal year ended September 30, 2002.

        Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board or a Board committee, or by any shareholder of record entitled to vote in the election of Directors at the meeting. A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of Gardenburger. In the case of an annual meeting of shareholders, the notice must be received at our principal executive office at the address specified above not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting. The notice must include the information required by Section 3.3 of our bylaws.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors reports to the Board and is responsible for overseeing our accounting functions, our system of internal controls established by management, and the processes to assure compliance with applicable laws, regulations and internal policies. The Audit Committee is comprised of three directors, of whom Messrs. Kesselman and Mazer meet independence requirements under current National Association of Securities Dealers ("NASD") corporate governance standards. Although Mr. Coleman is not an independent director as defined in the NASD's standards due to his position with Dresdner Kleinwort Capital and Gardenburger's convertible debt held by Dresdner, the Board of Directors has determined that, in light of the relationship between Gardenburger and Dresdner and Mr. Coleman's expertise and abilities, it is in our best interest and the interest of our shareholders that Mr. Coleman participate as a member of the Audit Committee. The Audit Committee's activities are governed by a written charter adopted by the Board on April 18, 2000.

        In discharging its responsibilities, the Audit Committee and its individual members have met with management and our independent auditors, KPMG LLP, to review and discuss Gardenburger's accounting functions, the audit process and the audited financial statements for the fiscal year ended September 30, 2002. The Audit Committee discussed and reviewed with the independent auditors all matters that the independent auditors were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent auditors' examination of the financial statements, the quality and adequacy of our internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence.

        Based on its review and discussions with management and our independent auditors, the Audit Committee recommended to the Board of Directors that the audited Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2002, for filing with the United States Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Richard L. Mazer (Committee Chair)                Ronald C. Kesselman

Alexander P. Coleman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS

        During fiscal 2002, Directors who served on the Compensation Committee included Messrs. Coleman, Anderson, Kesselman and Mazer. None of these individuals is an officer or employee of Gardenburger.

        On January 10, 2002, we closed an $8 million term loan and a $7 million line of credit facility pursuant to a Revolving Credit and Term Loan Agreement ("Loan Agreement") with CapitalSource Finance LLC ("CapitalSource") in order to pay off the operating leases and purchase the equipment used at our Clearfield, Utah, production facility and to refinance our bank revolving credit facility. We paid a closing fee of $300,000 to CapitalSource and must pay to CapitalSource, and any participating lenders, an unused line of credit fee equal to 0.003 percent per month of unused amounts under the line of credit. This fee equaled $35,044 in fiscal 2002. The Loan Agreement also provides for a monthly collateral management fee payable to CapitalSource of $4,167 and a $750,000 exit fee upon maturity or repayment of the term loan in full. The line of credit bears interest at an annual rate of prime plus 2.50 percent, but not less than 8 percent, and requires a minimum balance of $1.0 million. The term loan bears interest at an annual rate of prime plus 4.50 percent, but not less than 10 percent. The term loan and line of credit each expire on December 15, 2004.

        An affiliate of Rosewood Capital III, L.P. ("Rosewood"), which owns approximately 30.8% of the Series C and Series D Shares, has a small (less than 2%) equity interest in CapitalSource Holdings LLC. Two of the Company's directors, Messrs. Anderson and Burke, are employed by an affiliate of Rosewood. Jason Fish, a director of the Company until his resignation on January 8, 2002, is President of CapitalSource Holdings LLC. Farallon Partners, L.L.C. and its affiliates, which together own approximately 30.8% of the Series C and Series D Shares, have a substantial equity interest in CapitalSource Holdings LLC, which controls CapitalSource.

        In connection with the CapitalSource refinancing, we entered into a Second Amendment to Note Purchase Agreement with Dresdner dated as of January 10, 2002, which provided for the extension of the maturity date of our indebtedness to Dresdner from April 1, 2003, to March 31, 2005. In order to obtain the extension from Dresdner, we issued an Amended and Restated Convertible Senior Subordinated Note (the "Convertible Note") increasing the interest rate from 7 to 10 percent and providing for a 20 percent premium on the principal plus accrued but unpaid interest at repayment or maturity of the Convertible Note. We also issued to Dresdner a warrant with a ten-year term to purchase 557,981 shares of our common stock at a price of $0.28 per share, subject to anti-dilution adjustments. The highest principal balance outstanding on the Convertible Note from October 1, 2001 through January 17, 2003 and the principal balance outstanding on January 17, 2003 was $17,364,375. Mr. Coleman, a director of the Company, is Managing Investment Partner for Dresdner Kleinwort Capital LLC, an affiliate of Dresdner.

        Also on January 10, 2002, as a condition to the CapitalSource financing and extension of the maturity of the Convertible Note, the holders of all of our outstanding Series A convertible preferred stock ("Series A Shares") and Series B convertible preferred stock ("Series B Shares") entered into a Preferred Stock Exchange Agreement with Gardenburger. Under this agreement, the holders of Series A Shares and Series B Shares agreed to exchange their existing shares for Series C Shares and Series D Shares, respectively, on the basis of one share for every five held. The newly issued Series C Shares and Series D Shares have substantially the same rights, preferences, and privileges as the Series A Shares and Series B Shares, respectively, except that the Series C Shares and Series D Shares provide that the earliest date on which holders may require redemption (subject to Dresdner's consent in the event a specified portion of the principal amount of the Convertible Note held by Dresdner remains outstanding) is March 31, 2006, instead of December 31, 2004, and that a 10 percent premium on the respective liquidation preferences as of January 10, 2002, will be payable upon redemption, liquidation or deemed liquidation. We also issued to preferred shareholders warrants with a ten-year term to purchase a total of 557,981 shares of our common stock, exercisable at a price of $0.28 per share, subject to anti-dilution adjustments.

        As a result of the share exchange, our preferred shareholders now hold preferred shares entitled to a 12 percent cumulative annual dividend calculated on a base amount of $50.00 per share, five votes per share, and a liquidation preference and redemption price of $73.07 per share (including the 10 percent premium) plus any accumulated and unpaid dividends since January 10, 2002. The Series C Shares are presently convertible at a ratio of five shares of common stock for one Series C Share and the Series D Shares at a ratio of 13.33 shares of common stock for one Series D Share, in each case subject to anti-dilution adjustments. The holders of the Series C Shares are entitled to elect two of our directors voting as a separate class.

        Mr. Anderson is a founding member of Rosewood Capital Associates, L.L.C., the general partner of Rosewood, a holder of approximately 30.8% of our preferred shares. Mr. Burke is also a Principal of Rosewood Capital Associates, L.L.C. As a result of the preferred share exchange, Rosewood holds 170,000 Series C Shares and 30,000 Series D Shares and received warrants to purchase 171,686 shares of our common stock.

        The Board of Directors formed a special committee composed of Messrs. Kesselman, Mazer, Wallace and Wenner to review, consider and determine whether or not to recommend that the full Board of Directors approve the proposed transactions with CapitalSource, Dresdner and our preferred shareholders, including Rosewood. We also retained an independent financial consultant to act as our financial advisor. The consultant contacted a number of lenders to assess their interest in a financing transaction with Gardenburger. Having determined that the CapitalSource proposal was at least as favorable to us as other third parties might offer, the consultant assisted us in negotiating the transactions with CapitalSource, Dresdner and Rosewood. Although counsel for CapitalSource, Dresdner and Rosewood had primary responsibility for conducting negotiations on their behalf with Gardenburger, Messrs. Anderson, Coleman and Fish were involved in resolving certain issues which arose in the negotiations on behalf of their respective employers. Mr. Burke was appointed as a director of Gardenburger immediately following the closing of the CapitalSource refinancing to fill the vacancy created by Mr. Fish's resignation in early January 2002.

        Richard L. Mazer, a Director of Gardenburger, is Executive Vice President and Chief Operating Officer of Ventura Foods, LLC. Beginning in the latter part of fiscal 2001, Gardenburger began purchasing barbecue sauce from Ventura Foods and, during fiscal 2002, paid Ventura Foods $380,000 for barbecue sauce, which represents less than 1 percent of the annual revenues of either company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of December 31, 2002, certain information furnished to us with respect to beneficial ownership of our common stock and preferred stock by (i) each Director and Director nominee, (ii) the "named executive officers" (as defined under "Executive Compensation"), (iii) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock or preferred stock, and (iv) all executive officers and Directors as a group.

	Amount and Nature of Beneficial Ownership (A)
Name and Address of Beneficial Owner	Shares of Common Stock (B)	Percentage of Class	Shares of Preferred Stock	Percentage of Class
Dresdner Kleinwort Benson Private Equity Partners LP (C) 75 Wall Street New York, New York 10005	2,511,309	22.2%	—	—
Alexander P. Coleman (C)	2,530,809	22.2%	—	—
Gruber & McBaine Capital Management LLC (D) 50 Osgood Place, Penthouse San Francisco, California 94133	2,078,036	21.7%	80,000	12.3%
Rosewood Capital III, L.P. (E) One Maritime Plaza, Suite 1330 San Francisco, California 94111	1,421,686	13.6%	200,000	30.8%
Kyle A. Anderson (E)	1,435,186	13.8%	200,000	30.8%
Timothy P. Burke	—	—	—	—
Paul F. Wenner (F) 1411 SW Morrison Street, Suite 400 Portland, Oregon 97205	1,344,680	13.5%	—	—
Farallon Partners, L.L.C. (G) One Maritime Plaza, Suite 1325 San Francisco, California 94111	1,055,748	10.5%	148,000	22.8%
Farallon Capital Management, L.L.C. (G) One Maritime Plaza, Suite 1325 San Francisco, California 94111	369,639	3.9%	52,000	8.0%
Taunus Corporation (H) 31 West 52nd Street New York, NY 10019	936,596	9.4%	130,000	20.0%
James W. Linford (I)	203,112	2.2%	—	—
Scott C. Wallace (J)	81,737	*	—	—
Ronald C. Kesselman	72,000	*	—	—
Richard L. Mazer	62,500	*	—	—
Lorraine Crawford	51,000	*	—	—
All current executive officers and Directors as a group (9 persons) (K)	5,781,024	40.9%	200,000	30.8%

*
Less than one percent

(A)
Applicable percentage of ownership is based on 9,002,101 shares of common stock and 650,000 shares of preferred stock outstanding as of December 31, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), and is based on voting and investment power with respect to shares. Shares of common stock subject to options, warrants or other convertible securities that are exercisable currently or within 60 days after December 31, 2002 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, to the best of our knowledge, each of the persons named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.

(B)
Includes shares of common stock subject to options exercisable within 60 days after December 31, 2002 as follows:

Name	Number of Options
Mr. Wenner	953,000
Mr. Linford	150,753
Mr. Wallace	75,000
Ms. Crawford	51,000
Mr. Coleman	19,500
Mr. Kesselman	59,500
Mr. Mazer	50,500
Mr. Anderson	13,500
All current executive officers and Directors as a group	1,372,753
(C)
Includes 1,774,827 shares of common stock that Dresdner has the right to acquire upon conversion of the Convertible Notes. The conversion price was $9.78 as of December 31, 2002. Also includes warrants to purchase 557,981 shares of our common stock. Mr. Coleman is an Authorized Person and Managing Investment Partner for Dresdner Kleinwort Capital, the General Partner of Dresdner. Mr. Coleman disclaims beneficial ownership of all shares owned by Dresdner.

(D)
Gruber & McBaine Capital Management, LLC ("GMCM"), has shared voting and dispositive power with respect to 1,178,511 shares of common stock. Jon D. Gruber and J. Patterson McBaine are the managers of GMCM, an investment adviser, and Thomas O. Lloyd-Butler is a member of GMCM. Mr. Gruber has sole voting and dispositive power as to 135,850 shares of common stock and Mr. McBaine has sole voting and dispositive power as to 195,000 shares of common stock. Also includes 80,000 shares of preferred stock (convertible into 500,000 shares of common stock) which GMCM and its affiliates either own or with respect to which they have voting or dispositive power and warrants to purchase 68,675 shares of common stock issued to GMCM and its affiliates.

(E)
Includes 1,250,000 shares of common stock issuable upon conversion of 200,000 shares of preferred stock and warrants to purchase 171,686 shares of common stock. Kyle A. Anderson may be deemed to be a beneficial owner of such shares based on his position as a founding member of Rosewood Capital Associates, L.L.C., the general partner of Rosewood Capital III, L.P. (together, "Rosewood"). Mr. Anderson disclaims beneficial ownership of all such shares.

(F)
Mr. Wenner has shared voting and dispositive power as to 500 shares of common stock, held by the Anita Patti Trust.

(G)
Each of the entities affiliated with Farallon Partners, L.L.C. ("FPLLC") and the accounts managed by Farallon Capital Management, L.L.C. ("FCMLLC"), a registered investment adviser (together such entities and accounts, "Farallon"), that acquired shares of preferred stock holds such securities directly in its own name. In addition, two of such entities own an aggregate of 3,700 shares of common stock. FPLLC, as the general partner of certain of such entities, and FCMLLC, pursuant to investment management agreements, each may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), be deemed to own beneficially the shares held by such entities and accounts, as well as the shares of common stock into which the shares of preferred stock are convertible. Each of FCMLLC and FPLLC, and each managing member thereof, disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The 148,000 and 52,000 shares of preferred stock owned by FPLLC and FCMLLC, respectively, are convertible into 925,000 and 325,000 shares of common stock, respectively. Also includes warrants to purchase 127,048 shares of common stock held by FPLLC and warrants for 44,639 shares of common stock held by FCMLLC. The following people have shared voting and dispositive power with respect to the Farallon shares as managing members of FPLLC and FCMLLC: Joseph F. Downes, Enrique H. Boilini, David I. Cohen, William F. Duhamel, Andrew B. Fremder, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Meridee A. Moore, Thomas F. Steyer and Mark C. Wehrly.

(H)
Includes 130,000 shares of preferred stock, which are currently convertible into 812,500 shares of common stock. Of the preferred stock beneficially owned, 100,000 shares (currently convertible into 625,000 shares of common stock) are owned by DB Capital Investors, L.P. and 30,000 shares (currently convertible into 187,500 shares of common stock) are owned by Castlewood Expansion Partners, L.P. Also includes warrants to purchase 85,843 shares of common stock held by DB Capital Investors, L.P. and warrants for 25,753 shares of common stock held by Castlewood Expansion Partners, L.P.

(I)
Includes 41,359 shares held in Mr. Linford's 401(k) Plan account.

(J)
Includes 6,737 shares held in Mr. Wallace's 401(k) Plan account.

(K)
Included in the shares of common stock are the shares beneficially owned by Dresdner and Rosewood. The 200,000 shares of preferred stock are held by Rosewood.

EXECUTIVE OFFICERS

        The following table identifies our current executive officers, the positions they hold, and the year in which they began serving in their respective capacities. Our executive officers are elected by the Board of Directors annually to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Scott C. Wallace	47	Chief Executive Officer, President and Chairman of the Board	2001
Lorraine Crawford	47	Vice President of Finance, Corporate Controller, Secretary and Treasurer	2000
James W. Linford	55	Senior Vice President and Chief Operating Officer	1997

For biographical information for Scott C. Wallace, see "Election of Directors" above.

        Lorraine Crawford joined Gardenburger in March 1997 as Assistant Controller. In February 2000 she was appointed Corporate Controller and Acting Chief Financial Officer and in January 2001, she was appointed Vice President of Finance, Corporate Controller, Secretary and Treasurer. Ms. Crawford has more than twenty years of experience in financial reporting and accounting, financial and systems consulting and cash management. She is a Certified Public Accountant (inactive status) and a Certified Management Accountant. From 1995 to 1997, Ms. Crawford consulted with Gardenburger on various management information system and financial projects. From 1986 to 1995 she was a Senior Audit Manager with Deloitte & Touche LLP, a public accounting firm. Ms. Crawford has also held controllership and financial reporting positions with First City National Bank and Mosbacher Production Company.

        James W. Linford joined Gardenburger in March 1997 as Vice President of Supply Chain, responsible for our manufacturing operations and logistics. Upon the resignation of our Chief Executive Officer in August 2000 and until Mr. Wallace joined the Company in January 2001, Mr. Linford served as Interim President and Chief Executive Officer. In January 2001, Mr. Linford was named Senior Vice President and Chief Operating Officer. He was Vice President and General Manager of CH2M Hill Food Group from 1995 to 1997, Director of Manufacturing for Ocean Spray Cranberries from 1993 to 1995 and General Manager of Operations for Ore-Ida Foods, a division of the Heinz Company, from 1987 to 1993. Mr. Linford also serves on the Board of Directors of Portland Brewing Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides information for the fiscal years indicated concerning compensation earned by our Chief Executive Officer and our other executive officers whose salary and bonus during fiscal 2002 exceeded $100,000 (collectively referred to as the "named executive officers").

Long Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options (#)	All Other Compensation (B)
		Salary (A)	Bonus
Scott C. Wallace Chief Executive Officer, President and Chairman of the Board (C)	2002 2001 2000	$252,923 170,769 —	$15,000 45,000 —		— 150,000 —	$6,856 2,954 —
James W. Linford Senior Vice President and Chief Operating Officer (C)	2002 2001 2000	183,673 210,962 161,346	— 191,000 19,688	(D)	— 150,000 10,000	3,330 7,159 4,401
Lorraine Crawford Vice President of Finance, Corporate Controller, Secretary and Treasurer	2002 2001 2000	130,721 119,173 88,753	— — 28,053		50,000 110,000 10,000	1,802 1,811 2,259
(A)
Amounts shown include cash compensation earned in each respective year, including amounts deferred at the election of the named executive officer pursuant to our 401(k) Plan.

(B)
Amounts included in this column for 2002 are as follows:

Name	401(k) Matching	Life Insurance Premiums
Mr. Wallace	$5,600	$1,256
Mr. Linford	3,104	226
Ms. Crawford	1,528	274
(C)
Mr. Wallace's 2001 salary includes salary earned from January 15, 2001, the date he joined Gardenburger. Mr. Linford was Interim President and Chief Executive Officer of Gardenburger from August 2000 until January 15, 2001.

(D)
$155,000 of Mr. Linford's 2001 bonus was paid pursuant to a retention agreement entered into in 1999 under which he was entitled to receive an amount equal to his 1999 base salary if he remained an employee through December 31, 2000. The remaining $36,000 bonus for Mr. Linford, which was paid in fiscal 2002, is related to his time served as Interim President and Chief Executive Officer.

Stock Options

        The following table contains information concerning the grant of stock options under our 2001 Stock Incentive Plan to the named executive officers in fiscal 2002.

Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (B)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh.)	Expiration Date	5%	10%
Scott C. Wallace	—	—	—	—	—	—
James W. Linford	—	—	—	—	—	—
Lorraine Crawford	50,000	7.8%	$0.585	07/24/12	$23,689	$55,047
(A)
Such options vest as to 20% of the total on each of the first through fifth anniversaries of the grant date.

(B)
These calculations are based on certain assumed annual rates of appreciation as required by executive compensation disclosure rules adopted by the SEC. Under these rules, an assumption is made that the shares underlying the stock options shown in this table will appreciate at rates of 5% and 10% per annum on a compounded basis over the ten-year term of the stock options. Actual gains, if any, on stock option exercises are dependent on the future performance of Gardenburger's common stock and overall stock market conditions. There is no assurance that amounts reflected in this table will be achieved.

Option Exercises and Holdings

        The following table provides information concerning unexercised options held at September 30, 2002 with respect to the named executive officers. No named executive officers exercised any options during fiscal 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options At September 30, 2002 (#)
			Value of Unexercised In-The-Money Options At September 30, 2002 (A)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott C. Wallace	37,500	112,500	$4,172	$12,516
James W. Linford	130,754	116,666	6,225	24,900
Lorraine Crawford	39,334	136,666	4,669	30,925
(A)
Based on the market price of the underlying securities at September 30, 2002, $0.83 per share.

DIRECTOR COMPENSATION

        During fiscal 2002, two non-employee Directors, Messrs. Kesselman and Mazer, received annual retainers of $18,000 and $12,000, respectively, paid in four quarterly installments; Messrs. Anderson, Burke, Coleman, Wallace and Wenner were not paid a retainer. Non-employee Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. Mr. Kesselman also received a stock option grant covering 30,000 shares of our common stock and Mr. Mazer received a stock option grant covering 25,000 shares of our common stock during fiscal 2002. Although Messrs. Kesselman and Mazer are the only members of the Stock Based Awards Committee, they did not participate in the decision to grant options to themselves; the full Board, with Messrs. Kesselman and Mazer abstaining, has exclusive authority regarding the award of option grants to non-employee Directors.

EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Employment Contract with Scott C. Wallace

        Gardenburger entered into an agreement with Scott C. Wallace dated January 15, 2001, regarding the terms of his employment as President and Chief Executive Officer of Gardenburger. Pursuant to the agreement, Mr. Wallace's base salary is $240,000 per year, subject to review and adjustment by the Board of Directors in its sole discretion. Mr. Wallace is also entitled to an annual performance bonus of up to 50 percent of his base salary for meeting strategic and financial goals established by the Compensation Committee, provided that he was guaranteed a minimum bonus of $60,000 for his first year of employment, which was paid in fiscal 2002 and allocated $45,000 to fiscal 2001 and $15,000 to fiscal 2002 based on his January 2001 hire date.

        Mr. Wallace is also entitled to participate in our 401(k) plan, stock incentive plan and health and welfare benefit programs made available to other officers and to four weeks' paid vacation annually. We agreed to reimburse Mr. Wallace's moving expenses up to $20,000 in connection with his relocation to the Portland, Oregon area.

        Mr. Wallace will be entitled to severance equal to one year's base salary payable over 12 months in the event of involuntary termination other than for cause or due to death or disability. As used in Mr. Wallace's employment agreement, "cause" means (1) any fraud or dishonesty by Mr. Wallace involving Gardenburger, (2) willful misconduct or gross negligence in connection with performance of his duties, (3) his conviction for committing a felony, (4) the commission by Mr. Wallace of any act in direct competition with or materially detrimental to the best interests of Gardenburger, or (5) willful and continued failure by Mr. Wallace to substantially perform his duties after delivery of a written demand specifying the duties which have not been substantially performed.

        Finally, the agreement provides for a special bonus payable upon the completion of a sale of Gardenburger. The special bonus will be equal to one percent (1%) of the sale price up to $100 million and two percent (2%) of the portion, if any, of the sale price in excess of $100 million.

Employment Contract with James W. Linford

        Gardenburger entered into an employment agreement with Mr. Linford dated March 25, 1997 and amended June 25, 2001. The agreement contains a one-year non-compete clause from the date of termination of employment with Gardenburger. The agreement also provides for a special bonus payable upon the completion of a sale of Gardenburger. The special bonus will be equal to one quarter of one percent (0.25%) of the sale price up to $100 million and one half of one percent (0.5%) of the portion, if any, of the sale price in excess of $100 million.

Sale Bonus for Lorraine Crawford

        In January 2003, Ms. Crawford was granted a bonus payable only upon the completion of a sale of Gardenburger, provided that she remains an employee of Gardenburger until the sale occurs or is terminated by Gardenburger without cause within a specified period prior to the sale. The amount of the bonus would be equal to fifteen one-hundredths of one percent (0.15%) of the sale price. The bonus would be reduced by the value of her vested stock options, measured by the amount, if any, by which the per share sale consideration exceeded the per share exercise price of the shares of common stock subject to option. In addition, the Board of Directors approved the creation of a bonus pool for members of Gardenburger's senior management equal to one-quarter of one percent (0.25%) of any such sale price. Ms. Crawford may share in the bonus pool in such amount as the Chief Executive Officer may determine in its sole discretion.

Severance Arrangements

        Mr. Linford and Ms. Crawford are each parties to severance arrangements. Upon involuntary termination other than for cause, Mr. Linford will receive six months' gross salary and Ms. Crawford will receive six months' gross salary with up to an additional three months' salary on a month-to-month basis if she has not found suitable employment within that period. Upon termination, Mr. Linford and Ms. Crawford will also each be provided with outplacement services at a cost of up to $12,000.

Change in Control Arrangements

        Mr. Linford and Ms. Crawford are each parties to change in control agreements. Mr. Linford's change in control agreement expires December 31, 2003, provided that such agreement will automatically continue for 6 months following a change in control. Ms. Crawford's agreement expires December 31, 2003 with an automatic annual extension if not terminated on or before September 30 of each year, provided that such agreement will automatically continue for 24 months following a change in control. These agreements provide for severance payments and certain benefits in the event of a termination of the executive without cause or by the executive for good reason following a change in control. The severance payments for Mr. Linford and Ms. Crawford will consist of salary continuation and the payment of the executive's health insurance benefits for a period of 12 months following termination and up to $5,500 of outplacement assistance.

        For purposes of the change in control agreements, we will have "cause" to terminate the executive's employment in the event of the executive's conviction for the commission of a felony, failure to substantially perform assigned duties following written warning and a 30-day cure period, intentionally or grossly negligent conduct that injures Gardenburger, self-dealing or diversion of corporate opportunities, or violation of a key company policy (in the good faith opinion of two-thirds of the Directors). An executive may terminate employment for "good reason" if he or she experiences a substantial adverse change in the nature or status of his or her responsibilities or is assigned duties inconsistent with his or her position, faces a reduction in salary or benefits, is not paid salary or provided benefits when due, or is forced to relocate his or her principal place of employment to a location more than 35 miles from his or her prior place of employment.

        A "change in control" will be deemed to have occurred if:

  (a)
  any person becomes a beneficial owner, directly or indirectly, of Gardenburger's securities representing 20 percent or more of the then outstanding shares of common stock or combined voting power of the then outstanding voting securities (subject to certain exceptions);

  (b)
  individuals who constitute a majority of the Directors in office as of the date of an agreement (including Directors nominated by the Board to replace incumbent Directors) cease for any reason to constitute at least a majority of the Board; or

  (c)
  the shareholders of Gardenburger approve (i) a reorganization, merger or consolidation in which such shareholders will not hold at least 50 percent of the common stock or combined voting power of outstanding securities of the resulting entity immediately following such reorganization, merger or consolidation, or (ii) a plan of complete liquidation or dissolution of Gardenburger or an agreement for the sale of substantially all of Gardenburger's assets.

        Certain options granted to the named executive officers contain provisions that such options will immediately become exercisable as to shares not previously vested upon (i) termination of employment as a result of the optionee's death or disability or (ii) termination of employment without cause or for good reason following a change in control. Cause, good reason and change in control are defined substantially as described above.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to our executive officers. The Board of Directors is responsible for reviewing executive officer compensation in accordance with policies approved by the Board. Executive officers who serve on the Board of Directors do not participate in decisions concerning their own compensation. Awards to executive officers under our stock incentive plans are made by the Stock Based Awards Committee.

Compensation Philosophy and Policies

        Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on Gardenburger's performance. Executive officer compensation includes market competitive base salaries, annual performance-based bonuses, 401(k) contributions and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock. Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted in any year with respect to each of our named executive officers. It is the policy of the Board of Directors that, to the extent possible, compensation will be structured so that the federal income tax deduction limitations will not be exceeded.

Base Salaries

        In setting the 2002 salaries for the named executive officers, we reviewed information for companies of comparable size and industry classification. Base salaries are targeted to be in the 50th to 75th percentile of the comparison companies. Based on this target, Mr. Wallace's 2002 base salary level was initially established at $240,000 and was increased in the third quarter of fiscal 2002 to $264,000.

Annual Bonuses

        Our 2002 Executive Bonus Plan provided for performance-based bonuses based on achieving certain earnings targets. Target bonus amounts were 45 percent of base salary for the Chief Executive Officer and Chief Operating Officer and 40 percent of base salary for other executive officers. No bonuses were paid under the 2002 Executive Bonus Plan.

Capital Accumulation/Retirement Plans

        We offer our employees the opportunity to participate in a defined contribution retirement (401(k)) plan designed to allow employees, including executive officers, to accumulate retirement funds. The first two percent of each employee's compensation contributed to the plan is eligible for a pro-rata matching contribution.

Stock Option Awards for 2002

        The Company's 2001 Stock Incentive Plan provides for the issuance of stock options to officers and employees to purchase shares of our common stock. Options are granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant. Stock options are granted to aid in attracting and retaining key employees and to align the interests of key employees with those of shareholders by providing an economic incentive to maximize shareholder value. Stock options have value for employees only if the price of our stock increases above the fair market value on the date the option is granted.

        The number of shares subject to stock options granted to an employee is based on the employee's ability to affect corporate results, which generally depends on the level and amount of responsibility of the employee's position. See the "Option Grants in Last Fiscal Year" table for a summary of stock options granted to the named executive officers in fiscal 2002.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Alexander P. Coleman (Chair)	Ronald C. Kesselman
Kyle A. Anderson	Richard L. Mazer

STOCK PERFORMANCE GRAPH

        The SEC requires that public companies include in their proxy statements a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) Gardenburger, (b) a broad-based equity market index and (c) an industry-specific index. The broad-based market index used is the Nasdaq Stock Market Total Return Index—U.S. and the industry-specific index used is the Standard & Poors Packaged Foods and Meats Index. In prior years, we utilized the Standard & Poors MidCap Foods Index, which no longer exists.

		Indexed Returns Year Ending
Company/Index	Base Period 9/30/97
		9/30/98	9/30/99	9/30/00	9/30/01	9/30/02
Gardenburger, Inc.	$100.00	$119.74	$81.58	$36.84	$4.00	$8.74
Nasdaq U.S.	100.00	101.58	165.72	220.06	89.93	70.85
S&P Packaged Foods and Meats	100.00	91.79	84.16	78.68	99.27	110.23

INDEPENDENT PUBLIC ACCOUNTANTS

        On May 16, 2002, based on a recommendation of the Audit Committee, our Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP's reports on our financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years and during the subsequent interim period through the date of dismissal, May 16, 2002, there were not any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

        Also on May 16, 2002, based upon a recommendation of the Audit Committee and approval of the Board of Directors, we engaged the firm of KPMG LLP to be our independent public accountants for the fiscal year ended September 30, 2002. We did not consult KPMG LLP during the three years prior to May 16, 2002 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

        We have selected KPMG LLP as our independent public accountants for the fiscal year ending September 30, 2003. A representative from KPMG LLP is expected to be present at our Annual Meeting of Shareholders in order to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

        The following fees were paid to KPMG LLP related to fiscal 2002:

Audit Fees	$95,000
Financial Information Systems Design and Implementation Fees	—
All Other Fees (A)	44,000

$139,000

(A)
All other consists of $34,000 for corporate tax compliance assistance, which is customarily provided by a company's outside auditors, and $10,000 for audits of the employee benefit plans. The Audit Committee has considered whether the provision of such services is compatible with maintaining the independence of our independent public accountants.

MANAGEMENT TRANSACTIONS

        The Board of Directors has adopted a policy that any transactions between Gardenburger and its officers, Directors, employees and affiliates will be on terms no less favorable than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors. For a description of transactions involving members of our Compensation Committee during fiscal 2002, see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than 10 percent of the outstanding shares of our common stock ("10 percent shareholders"), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To the best of our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our Directors, executive officers and 10 percent shareholders, our officers, Directors and 10 percent shareholders complied with all applicable Section 16(a) filing requirements during fiscal 2002 except as follows:

  •
  Gruber & McBaine Capital Management LLC failed to timely file one Form 4, Statement of Changes in Beneficial Ownership, relating to 56 transactions to purchase our common stock.

SHAREHOLDER PROPOSALS

        Any shareholder who wishes to have a proposal included in our proxy materials for our 2004 Annual Meeting must deliver the proposal to our principal executive office no later than October 1, 2003 (120 days prior to the anniversary of the mailing date of this Proxy Statement). Any such proposal must meet the informational and other requirements set forth in the SEC's rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

        Our bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year's annual meeting. In the case of our 2004 Annual Meeting, this notice must be received by the Company no later than January 5, 2004. The notice must include the information listed in the bylaw provision.

TRANSACTION OF OTHER BUSINESS

        As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

        Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

        WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR OUR FISCAL YEAR ENDED SEPTEMBER 30, 2002. WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, GARDENBURGER, INC., 1411 SW MORRISON STREET, SUITE 400, PORTLAND, OREGON 97205.

By Order of the Board of Directors:

Scott C. Wallace
Dated: January 29, 2003	Chairman, President and Chief Executive Officer

You are cordially invited to attend the
Annual Meeting of Shareholders of
GARDENBURGER, INC.
to be held
Wednesday, March 5, 2003
10:00 a.m. Mountain Standard Time,
Davis Applied Technology Center
Freeport Center, Building A15 North
Clearfield, Utah 84016

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

GARDENBURGER, INC.

Proxy Solicited on Behalf of the Board of Directors
for the 2003 Annual Meeting of Shareholders

P

R

O

X

Y

The undersigned hereby appoints Scott C. Wallace and Ronald C. Kesselman as proxies, each with power to act alone and with full power of substitution, to vote all the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gardenburger, Inc. to be held on March 5, 2003 at 10:00 a.m. Mountain Standard Time and any adjournments thereof, with all the powers that the undersigned would possess if personally present.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

SEE REVERSE	SEE REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SIDE	SIDE

GARDENBURGER, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

/x/	Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEM BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL

        The Board of Directors unanimously recommends a vote FOR each of the nominees listed below.

1.
Election of Directors.

    Nominees: Alexander P. Coleman, Ronald C. Kesselman, Richard L. Mazer,
                      Scott C. Wallace and Paul F. Wenner

    FOR / /                  WITHHELD / /

/ /	For all nominees except as written above

        In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

        The undersigned acknowledges receipt of the 2003 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

        Please sign exactly as name appears hereon. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On March 5, 2003
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held On March 5, 2003
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
DIRECTOR COMPENSATION
EMPLOYMENT CONTRACTS AND SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
INDEPENDENT PUBLIC ACCOUNTANTS
MANAGEMENT TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
TRANSACTION OF OTHER BUSINESS